                                                                   EXHIBIT (a.5)

                            ARTICLES SUPPLEMENTARY

                                      TO

                THE ARTICLES OF INCORPORATION OF iSHARES, INC.


          iShares, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue ten billion nine hundred million (10,900,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of ten million nine hundred thousand dollars ($10,900,000), (ii) 9,099,425,000 authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's twenty-eight series as follows:

          iShares MSCI Australia Index Fund             127,800,000
          iShares MSCI Austria Index Fund                19,800,000
          iShares MSCI Belgium Index Fund               136,200,000
          iShares MSCI Brazil (Free) Index Fund         500,000,000
          iShares MSCI Canada Index Fund                340,200,000
          iShares MSCI EMU Index Fund                   500,000,000
          iShares MSCI France Index Fund                340,200,000
          iShares MSCI Germany Index Fund               382,200,000
          iShares MSCI Greece Index Fund                200,000,000
          iShares MSCI Hong Kong Index Fund             191,400,000
          iShares MSCI Indonesia (Free) Index Fund      200,000,000
          iShares MSCI Italy Index Fund                  63,600,000
          iShares MSCI Japan Index Fund               2,124,600,000
          iShares MSCI Malaysia (Free) Index Fund       127,800,000
          iShares MSCI Mexico (Free) Index Fund         255,000,000
          iShares MSCI Netherlands Index Fund           255,000,000
          iShares MSCI Portugal Index Fund              200,000,000
          iShares MSCI Singapore (Free) Index Fund      191,400,000
          iShares MSCI South Africa Index Fund          200,000,000
          iShares MSCI South Korea Index Fund           200,000,000
          iShares MSCI Spain Index Fund                 127,800,000
          iShares MSCI Sweden Index Fund                 63,600,000
          iShares MSCI Switzerland Index Fund           318,625,000
          iShares MSCI Taiwan Index Fund                200,000,000
          iShares MSCI Thailand (Free) Index Fund       200,000,000
          iShares MSCI Turkey Index Fund                200,000,000
          iShares MSCI United Kingdom Index Fund        934,200,000
          iShares MSCI USA Index Fund                   500,000,000

     and (iii) the remaining 1,800,575,000 authorized shares of Common Stock were undesignated as to series.

          SECOND:  Acting pursuant to authority granted to the Board of
     Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, Section 2-105(a) of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of its Common Stock,and Section 2-105(c) of the Maryland General Corporation Law to increase or decrease the aggregate number of shares of its Common Stock, the Board of Directors has (i) increased the number of shares of Common Stock, par value one tenth of one cent per share ($.001), the Corporation has the authority to issue by two billion (2,000,000,000) shares, i.e., from ten billion nine hundred million (10,900,000,000) shares to twelve billion
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     nine hundred million (12,900,000,000) shares, (ii) designated the following named series of Common Stock: iShares MSCI All Country Far East (Free) Ex Japan Index Fund, iShares MSCI All Country World Index Fund, iShares MSCI Emerging Markets (Free) Index Fund, iShares MSCI Emerging Markets Latin America Index Fund, iShares MSCI Europe Index Fund, iShares MSCI Israel Index Fund and iShares MSCI Pacific (Free) Ex Japan Index Fund, and (iii) provided for the issuance of shares of each of the series described in item
     (ii) above. Each series so designated shall consist, until further changed, of the number of shares allocated to such series by the Board of Directors as set forth below:

          iShares MSCI All Country Far East (Free) Ex Japan Index Fund                             500,000,000
          iShares MSCI All Country World Index Fund                                                500,000,000
          iShares MSCI Emerging Markets (Free) Index Fund                                          500,000,000
          iShares MSCI Emerging Markets Latin America Index Fund                                   500,000,000
          iShares MSCI Europe Index Fund                                                           500,000,000
          iShares MSCI Israel Index Fund                                                           500,000,000
          iShares MSCI Pacific Ex Japan Fund                                                       500,000,000

     with the result that the authorized shares of Common Stock are now allocated as follows:

          iShares MSCI All Country Far East (Free) Ex Japan Index Fund                             500,000,000
          iShares MSCI All Country World Index Fund                                                500,000,000
          iShares MSCI Australia Index Fund                                                        127,800,000
          iShares MSCI Austria Index Fund                                                           19,800,000
          iShares MSCI Belgium Index Fund                                                          136,200,000
          iShares MSCI Brazil (Free) Index Fund                                                    500,000,000
          iShares MSCI Canada Index Fund                                                           340,200,000
          iShares MSCI Emerging Markets (Free) Index Fund                                          500,000,000
          iShares MSCI Emerging Markets Latin America Index Fund                                   500,000,000
          iShares MSCI EMU Index Fund                                                              500,000,000
          iShares MSCI Europe Index Fund                                                           500,000,000
          iShares MSCI France Index Fund                                                           340,200,000
          iShares MSCI Germany Index Fund                                                          382,200,000
          iShares MSCI Greece Index Fund                                                           200,000,000
          iShares MSCI Hong Kong Index Fund                                                        191,400,000
          iShares MSCI Indonesia (Free) Index Fund                                                 200,000,000
          iShares MSCI Israel Index Fund                                                           500,000,000
          iShares MSCI Italy Index Fund                                                             63,600,000
          iShares MSCI Japan Index Fund                                                          2,124,600,000
          iShares MSCI Malaysia (Free) Index Fund                                                  127,800,000
          iShares MSCI Mexico (Free) Index Fund                                                    255,000,000
          iShares MSCI Netherlands Index Fund                                                      255,000,000
          iShares MSCI Pacific (Free) Ex Japan Index Fund                                          500,000,000
          iShares MSCI Portugal Index Fund                                                         200,000,000
          iShares MSCI Singapore (Free) Index Fund                                                 191,400,000
          iShares MSCI South Africa Index Fund                                                     200,000,000
          iShares MSCI South Korea Index Fund                                                      200,000,000
          iShares MSCI Spain Index Fund                                                            127,800,000
          iShares MSCI Sweden Index Fund                                                            63,600,000
          iShares MSCI Switzerland Index Fund                                                      318,625,000
          iShares MSCI Taiwan Index Fund                                                           200,000,000
          iShares MSCI Thailand (Free) Index Fund                                                  200,000,000
          iShares MSCI Turkey Index Fund                                                           200,000,000
          iShares MSCI United Kingdom Index Fund                                                   934,200,000
          iShares MSCI USA Index Fund                                                              500,000,000

     and the remaining 300,575,000 authorized shares of Common Stock remain undesignated as to series.

                                       2
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          THIRD:  The terms of the shares of each series of Common Stock designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on September 1, 1994, as amended by Articles of Amendment, dated February 29, 1996 and May 12, 2000.

          FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

               FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue is twelve billion nine hundred million (12,900,000,000) shares of its Common Stock, par value one tenth of one cent per share ($.001), for an aggregate par value of twelve million nine hundred thousand ($12,900,000) dollars.

          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and
witnessed by its Assistant Secretary on                     , 2001.


WITNESS:                                iSHARES, INC.



By:_________________________            By:_________________________
Name:   John P. Falco                   Name:   Nathan Most
Title:  Assistant Secretary             Title:  President



          THE UNDERSIGNED, President of iShares, Inc., who executed on behalf of the Corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        _________________________________
                                        Name:  Nathan Most

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